Exhibit 99.1

ARCH CAPITAL GROUP LTD.

NAMES W. PRESTON HUTCHINGS

SENIOR VICE PRESIDENT AND CHIEF INVESTMENT OFFICER

HAMILTON, BERMUDA, JUNE 9, 2005 – Arch Capital Group Ltd. [NASDAQ: ACGL] today announced that, effective July 1, 2005, W. Preston Hutchings will join the Company as Senior Vice President and Chief Investment Officer.  Mr. Hutchings will be based in the Company’s Bermuda headquarters and will report to John Vollaro, Executive Vice President and Chief Financial Officer.

Prior to joining the Company, Mr. Hutchings, age 49, was Senior Vice President and Chief Investment Officer of RenaissanceRe Holdings Ltd.  Previously, he was Senior Vice President and Chief Investment Officer of Mid Ocean Reinsurance Company Ltd. until its acquisition by XL Capital in 1998.  Mr. Hutchings began his career as a fixed income trader at J.P. Morgan & Co., working for the firm in New York, London and Tokyo.  He graduated in 1978 with a B.A. from Hamilton College in Clinton, New York, and received in 1981 an M.A. in Jurisprudence from Oxford University, where he studied as a Rhodes Scholar.

Arch Capital Group Ltd., a Bermuda-based company with over $2.5 billion in capital, provides insurance and reinsurance on a worldwide basis through its wholly owned subsidiaries.

Cautionary Note Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements.  This release or any other written or oral statements made by or on behalf of Arch Capital Group Ltd. and its subsidiaries (collectively, the “Company”) may include forward-looking statements which reflect the Company’s current views with respect to future events and financial performance.  Forward-looking statements involve the Company’s current assessment of risks and uncertainties, which may cause actual events and results and prospects to differ materially from those expressed or implied in these statements.  Certain information regarding such risks and uncertainties is set forth in the Company’s filings with the Securities and Exchange

Commission.  The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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Contact:                 Arch Capital Group Ltd.
John D. Vollaro
(441) 278-9250